Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration of the estimated maximum number of shares of the Corporation’s common stock (together with attached stock purchase rights) expected to be issued in connection with the merger between the Corporation and SouthTrust Corporation, and to sign any and all amendments or supplements to such Registration Statements.

SIGNATURE	CAPACITY

/s/ G. KENNEDY THOMPSON G. KENNEDY THOMPSON	Chairman, President, Chief Executive Officer and Director

/s/ ROBERT P. KELLY ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer

/s/ DAVID M. JULIAN DAVID M. JULIAN	Executive Vice President and Corporate Controller (Principal Accounting Officer)

/s/ JOHN D. BAKER, II JOHN D. BAKER, II	Director

/s/ JAMES S. BALLOUN JAMES S. BALLOUN	Director

/s/ ROBERT J. BROWN ROBERT J. BROWN	Director

/s/ PETER C. BROWNING PETER C. BROWNING	Director

/s/ JOHN T. CASTEEN, III JOHN T. CASTEEN, III	Director

/s/ WILLIAM H. GOODWIN, JR. WILLIAM H. GOODWIN, JR.	Director

/s/ ROBERT A. INGRAM ROBERT A. INGRAM	Director

/s/ MACKEY J. MCDONALD MACKEY J. MCDONALD	Director

SIGNATURE	CAPACITY

/s/ JOSEPH NEUBAUER JOSEPH NEUBAUER	Director

/s/ LLOYD U. NOLAND, III LLOYD U. NOLAND, III	Director

/s/ RUTH G. SHAW RUTH G. SHAW	Director

/s/ LANTY L. SMITH LANTY L. SMITH	Director

/s/ JOHN C. WHITAKER, JR. JOHN C. WHITAKER, JR.	Director

/s/ DONA DAVIS YOUNG DONA DAVIS YOUNG	Director

Dated: June 23, 2004

Charlotte, North Carolina